Exhibit 3.323
READ CAREFULLY THE INSTRUCTIONS
Agreement for Incorporation

[ILLEGIBLE]
[ILLEGIBLE]
     To purchase and own real estate and personal property necessary or convenient in conducting and operating a general hospital.
     To erect, construct, own & maintain buildings and all structures and all furniture fixtures and apparatus necessary or convenient for use in maintaining and operating a general hospital.
     To establish, organize, maintain and conduct a general hospital for medical and surgical treatment of persons for compensation; and to give charity patients surgical and medical treatment.
     To organize, maintain and conduct a general school for teaching, training and graduating men and women as trained nurses and to issue to them diplomas of graduation as such and certificates of attendance and work done in such school and hospital under rules and regulations provided by law and the by laws of this corporation.
     To do any and all other thing, not herein innumerated in maintaining and operating a general hospital for all kinds of surgical and medical treatment and a school or training and graduating nurses.

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STATE OF WEST VIRGINIA
CERTIFICATE
J. George W. Sharp, Secretary of State of the State of West Virginia, hereby certify that
W. L. Zasant, President of
KINGS DAUGHTERS GENERAL HOSPITAL,
a corporation created and organized under the laws of the State of West Virginia, has certified to me under his signature, that, at a meeting of the stockholders of said corporation, regularly hold in accordance with the requirements of the law of said State, at the office thereof, in the City of Rockley, west Virginia, on the 20th day of March, 1928, at which meeting a majority of stock of such corporation being represented by the holders thereof, in person or by proxy, and voting for the following resolution, the same was duly and regularly adopted and passed, to with:
     “Be it resolved, that the name of this company be changed from Kings Daughters General Hospital to the Raleigh General Hospital, by which latter name it shall hereafter be known, and that the President or other officers be directed and empowered to certify this resolution to the Secretary of State of the State of West Virginia, and to do all things required by the law to complete such charge.”
          WHEREFORE, I do declare said change of name to be authorized by law, and that said corporation shall hereafter be known by the name of RALEIGH GENERAL HOSPITAL.

Given under my hand and the Great Seal of the said State, at the City of Charleston, this FOURTH day of APRIL, 1928.
(G. S.)	GEORGE W. SHARP.
Secretary of State

     I, W. L. VanSant, President of Raleigh General Hospital Company, a corporation created under the laws of the State of West Virginia, do hereby certify to the Secretary of State of West Virginia that at a special meeting of the stockholders of said company, regularly held at the office of the company in the City or Beckley, and State of West Virginia, on the 20th day of March, 1928, at which meeting a majority of the stock of said company was present, and represented by the holders thereof, or under authority of proxies duly given, so authorizing the voting of the same, as if they were present and voting, and the following resolution was offered and carried by unanimous vote of all present, which was more than a majority of all the stock of this company:
     “Be it resolved, that the same of this company be changed from Alags Daughters General Hospital to the Raleigh General Hospital, by which latter name it shall hereafter be known, and that the President, or other officers be directed and empowered to certify this resolution to the Secretary of State of the State of West Virginia, and to do all things required by the law to complete such change.”
and the said resolution was declared as duly adopted.
     I do further certify that notice of the intention to offer such resolution was given by letter to each individual stockholder of this company to his last known Post Office address for more than fourteen days prior to the 20th day of March, 1928, and that such notices were in compliance with the by-laws of this company.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the common seal of said company, this the 22nd day of March, 1928.
     Given under my hand and the common seal of said corporation.

/s/ [ILLEGIBLE] President of Raleign General Hospital
This company has
no incorporate seal.

STATE OF WEST VIRGINIA
CERTIFICATE
I, GEORGE W. SHARP, Secretary of State of the State of West Virginia hereby certify that
W. L. Vansant, President of
          RALEIGH GENERAL HOSPITAL, a corporation created and organized under the laws of the state of West Virginia, has certified to me under his signature and the corporate seal of said corporation, that, at a meeting of the stockholders of said corporation, regularly held in accordance with the requirements of the law of said State, at the office thereof, in the City of Beckley. West Virginia, on the 20th day of November, 1929, at which meeting a majority of stock or such corporation being represented by the holders thereof, in person or by proxy, and voting for the following resolution, the same was duly and regularly adopted and passed, to wit:
     “RESOLVED, That the authorized capital stock of Raleigh General Hospital, a corporation, be increased from One Thousand (1000) shares of the par value of Fifty ($50) Dollars each, to Two Thousand (2000) shares of the par value of Fifty ($50) Dollars each, so that the authorized capital stock of said corporation shall hereafter be One Hundred Thousand ($100,000) Dollars instead of Fifty Thousand ($50,000) Dollars as heretofore.”
          WHEREFORE, I do declare said increase of the authorized capital stock as set forth in the foregoing resolution authorized by law.

Given under my hand and the Great Seal of the said State, at the City of Charleston, this THIRTIETH day of NOVEMBER, 1929.
(G. S.)	GEORGE W. SHARP.
Secretary of State

     I, W. L. VANSANT, President of Raleigh General Hospital, a corporation created and organized under the laws of the State of West Virginia, do hereby certify to the Secretary of State of the State of West Virginia, that, at a meeting of the stockholders of said corporation regularly held in accordance with the requirements of the law of said State at the office of the said corporation at Beckley on the 20th day of November, 1929 at which meeting a majority of the stock of said corporation being represented by the holders thereof, in person or by proxy, and voting for the following resolution, the same was duly and regularly adopted and passed, to-wits
“RESOLVED, That the authorized capital stock of Raleigh General Hospital, a corporation, be increased from One Thousand (1000) shares of the par value of Fifty ($50) Dollars each, to Two Thousand (2000) shares of the par value of Fifty ($50) Dollars each, so that the authorized capital stock of said corporation shall hereafter “be One Hundred Thousand ($100,000) Dollars instead of Fifty Thousand ($50,000) Dollars as heretofore”.
     Given under may hand and the seal of said corporation this the 20th day of November, 1929.

/s/ W. L. Vansant
PRESIDENT OF
RALEIGH GENERAL HOSPITAL.

State of West Virginia

Certificate

I, Betty Ireland, Secretary of State of the State of West Virginia, hereby certify that

Raleigh General Hospital

a West Virginia Corporation filed with the West Virginia Secretary of State filed an application for Conversion of corporation into a limited liability company in my office as required by the provisions of the West Virginia Code and was found to conform to law.

Therefore, I issue this

CERTIFICATE OF CONVERSION

converting Raleigh General Hospital

to

Raleigh General Hospital, LLC

Betty Ireland

Secretary of State

FILED

SEP 30 2005

IN THE OFFICE OF
SECRETARY OF STATE

Betty Ireland	Penney Barker, Manager
Secretary of State	Corporations Division
State Capital Bldg.	Tel: (304)558-8000
1900 Kanawha Blvd. East	Fax (304) 558-8381
Charleston, WY 25305	Hrs-8:30-5:00pm

www.wvsos.com	WEST VIRGINIA	business@wvsos.com
STATEMENT OF CONVERSION
FEE: $25	of a domestic corporation to a domestic limited liability company
(form to accompany the articles of organization
In accordance with §31D-11-1109 of the Code of West Virginia, the undersigned organization adopts the following Articles of Conversion.
(Check appropriate boxes and complete each line of the application)
1.	☑ The corporation was converted to a limited liability company
2.	The name of the corporation that converted to a limited liability company, and if it has [ILLEGIBLE], the name under which it was originally incorporated is: Raleigh General Hospital
3.	The date of filing of its original articles of incorporation with the West Virginia Secretary of State’s Office is: August 14, 1920.
4.	The name of the limited liability company into which the corporation shall be converted is: Raleigh General Hospital, LLC
5.	The following statement must be checked before the Secretary of State can approve the conversion.
☑ The conversion has been approved in accordance with the provisions of West Virginia Code §31D-11-1109. (see below)
31D-11-1109 (b) The Board of Directors of the corporation which desires to convert under this section shall adopt a plan of conversion approving the conversion and recommending the approval of the conversion by the shareholders of the corporation. Such resolution shall be submitted to the shareholders of the corporation at an annual or special meeting. The corporation must notify each shareholder, whether or not entitled to vote of the meeting of shareholders at which the plan of conversion is to be submitted for approval. At the meeting, the plan of conversion shall be considered and a vote taken for its adoption or rejection. Approval of the plan of conversion requires the approval of all of the shareholders, whether or not entitled to vote.

6.	The requested effective date is:	☑ the date and time of filing
[Requested date may not be earlier than
	filing nor later than 90 days after filing.]	☐ the following date:
7.	Contact name and number of person to reach in case of problem with filing: (optional, however, listing one may help to avoid a return or rejection of filing if there appears to be a problem with the document)

Name: Maureen Timoney Joyce, Esq.	Phone: 615-344-9551
8.	Signature of person executing document:

[ILLEGIBLE] Signature	Attorney in-fact for Manager Capacity in which he/she is signing (Example: member, manager, etc.)

Form CD-10	Issued by the WV Secretary of State	Revised 6/1/05

FILED

SEP 30 2005

IN THE OFFICE OF
SECRETARY OF STATE

Betty Ireland		Penney Barker, Manager
Secretary of State		Corporations Division
State Capital Building		Tel: (304) 558-8000
1900 Kanawha Blvd. East		Fax: (304) 558-8381
Charleston, WV 25305-0770	WEST VIRGINIA	Hours: 8:30 a.m. - 5:00 p.m. ET
ARTICLES OF ORGANIZATION
	OF LIMITED LIABILITY COMPANY	Control#
We, acting as organizers according to West Virginia Code §31B-2-202, adopt the following Articles of Organization for a West Virginia Limited Liability Company:

1.	The name of the West Virginia limited liability Company Shall be: [The name must contain one of the required terms such as “limited liability company” or abbreviations such as “LLC” or “PLLC”—see Instructions for list of acceptable terms.]	Raleigh General Hospital, LLC

2.	The company will be an:	☑ LLC ☐	professional LLC for the profession of

3.	The address of the initial designated office of the company in WV, if any, will be: [need not be a place of the company’s business]	Street:

		City/State/Zip:	WV

4.	The mailing address of the principal office, if different, will be:	Street/Box:	One Park Plaza

		City/State/Zip:	Nashville, TN 37203

5.	The name and address of the agent for service of process, If any, is:	Name:	CT Corporation System

		Street:	707 Virginia Street East

		City/State/Zip:	Charleston, WV 25301

	The mailing address of the	Street/Box:

above agent of process, if different, is:
City/State/Zip:

6.	The name and address of each organizer:

Name	No. & Street	City. State. Zip
Hospital Corp., LLC	One Park Plaza	Nashville, TN 37203

7. The company will be:	☑ an at-will company, for an indefinite period.

☐ a term company, for the term of years.

FFORM LLD-I	Issued by the Secretary of State, State Capital, Charleston, WV 25305-0770	Revised 1/05

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY	Page 2
8.	The Company will be:

☐ member-managed, [List the name and address of each member with signature authority, attach an extra sheet if needed]	OR	☑ manager-managed, [List the name and address of each manager with signature authority, attach an extra sheet if needed.]

Name	Address	City State Zip
John M. Franck II	One Park Plaza	Nashville, TN 37203
R. Milton Johnson	One Park Plaza	Nashville, TN 37203
A. Bruce Moore, Jr.	One Park Plaza	Nashville, TN 37203

9.	All or specified members of a limited liability company are liable in their capacity as members for all or specified debts, obligations or liabilities of the company.	☑	NO—	All debts, obligations and liabilities are those of the company.

		☐	YES—	Those persons who are liable in their capacity as members for all debts, obligations or liability of the company have consented to this in writing.
10.	The purposes for which this limited liability company is formed are as follows: (Describe the type(s) of business activity which will be conducted, for example, “real estate,” “construction of residential and commercial buildings,” “commercial printing,” “professional practice of architecture.”)

Any lawful business permitted by the West Virginia Uniform Limited Liability Company Act, including without limitation, acquiring, constructing, developing, owning, operating, selling, leasing, financing, and otherwise dealing with real property and healthcare businesses.

11.	Other provisions which may be set forth in the operating agreement or matters not inconsistent with law:

[See instructions for further information; use extra pages if necessary.)

12.	The number of pages attached and Included in these Articles is 2.

13.	The requested effective date is:	☑ the date & time of filing
[Requested date may not be earlier than
	filing nor later than 90 days after filing.]	☐ the following date and time
14.	Contact and Signature Information:
a.	Contact person to reach in case there is a problem with filing: Maureen Timoney Joyce, Esq.

Phone # 615-344-9551

Business email address, if any:

b.	Signature of: (manager of a manager-manged company, member of a member-managed company, person organizing the company, if the company has not been formed or attorney-in-fact for any of the above.

Blake Watt	Attorney-in-fact for Manager	/s/ Blake Watt

Name [print or type]	Title/Capacity	Signature